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                                                                   Exhibit 10.46

                       INDEPENDENT CONSULTANT AGREEMENT
                       --------------------------------

     THIS AGREEMENT is made and entered into at Tacoma, Washington this 16th day of September, 2000, by and between Insynq Inc., a Delaware corporation (hereinafter referred to as "Insynq"), and Franklin Fisher, an individual (hereinafter referred to as "Consultant").

     This Agreement is made with reference to the following facts and objectives:

                                 RECITALS

     WHEREAS, Insynq core business includes ASP Solutions and proprietary technology; and

     WHEREAS, Consultant is known by INSYNQ to possess the knowledge of the relevant industries, have substantial contacts within those industries, and to possess the creative wherewithal to create new revenue streams for or add value to INSYNQ by identifying new or additional strategic partners, and through keeping INSYNQ at the forefront of new markets created by emerging technologies, and by presenting new business opportunities through joint ventures with outside companies or parties; and

     WHEREAS, Consultant desires to invest a substantial portion of his time and energies to help INSYNQ meet these goals and INSYNQ desires to engage Consultant's services; and

     WHEREAS, INSYNQ and Consultant desire to enter into this agreement whereby Consultant will furnish services to INSYNQ, and INSYNQ will compensate Consultant, on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and the covenants and premises hereinafter set forth to be performed hereunder, and intending to be legally bound, the parties agree as follows:

                                 AGREEMENT

  1.  Engagement of Consultant.   In addition to the general consulting services
      ------------------------
set forth in paragraph 2 herein, INSYNQ hereby retains the services of Consultant, and Consultant hereby accepts its engagement, to act as consultant on such projects as INSYNQ and Consultant shall mutually determine on the terms and conditions set forth in this agreement.

  2.  General Consulting Services; Member of Board of Directors.   Consultant
      ---------------------------------------------------------
shall perform the following services at the request of INSYNQ's management:

          a.   Strategic planning;
          b.   Identify and pursue strategic alliances;
          c. Evaluate and develop cooperative venture proposals and participate in negotiations at the request of management;
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          d.   Evaluate merger and acquisition proposals and participate in negotiations at the request of management;

          e. Travel to perform the aforesaid services as requested by management.

  3.  Non-Exclusive Services.  Consultant will devote a part of his productive
      ----------------------
time and energy to the business of INSYNQ as reasonably necessary to perform the services described in this agreement. During the term of this agreement, Consultant may provide consulting services to other clients in businesses that may indirectly compete with INSYNQ. The parties recognize that the demands on Consultant's time to adequately perform the services hereunder will vary from time to time according to each project. Consultant will both use its best efforts to communicate with INSYNQ's management regarding any demands on Consultant's time or availability to the extent that the same can reasonably be anticipated.

  4.  Term.  The term of this agreement is for FOUR (4) months commencing
      ----
September 16th, 2000 and ending January 15th, 2000. This agreement shall automatically renew for additional successive terms of FOUR (4) months by mutual agreement in writing.

  5.  Compensation of Consultant.
      --------------------------

          A.  Consultant's Expenses.   All expenses incurred by Consultant in
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representing INSYNQ including, but not limited to, travel expense, entertainment, shall be paid by INSYNQ, provided Consultant receives prior written authorization from INSYNQ specifying the covered expense items for amounts over $1,000 for any given month. As to said reimbursable expense items, INSYNQ shall reimburse Consultant during the Calendar month immediately following the month in which such expense item is incurred upon presentation of receipts or other appropriate documentation.

          B.  Consulting Fee. INSYNQ shall pay to Consultant a consulting fee
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during the term of this agreement of an option to purchase THREE HUNDRED
THOUSAND SHARES (300,000) of Insynq common stock at a price of Thirty Cents Per Share (.30) such option shall be granted and fully earned by consultant at the commencement of the term. The shares shall be awarded as part of the Employees Stock Plan and filed as part of the S-8 registration. The option granted under this agreement must be exercised by consultant prior to September 30, 2000.

          C.  Registration of Options and Shares. As soon as practicable, but
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no later than September 30, 2000 the Company shall file a registration statement on Form S-8 with the Securities and Exchange Commission registering the common stock awarded or underlying the options awarded

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  5.   Status of Consultant as Independent Contractor.  Consultant shall perform
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his services hereunder as an independent contractor.  Consultant shall not be deemed an employee of INSYNQ for any purpose. INSYNQ is interested only in the results obtained by Consultant and, with the exception of general policy statements and regulations adopted by INSYNQ from time to time respecting the conduct of business hereunder, implemented for the purpose of insuring satisfactory performance of this Agreement and the preservation of INSYNQ's goodwill, INSYNQ shall have no control over the manner or means by which Consultant performs its services under this Agreement. Consultant shall have the obligation to supervise and control the persons hired or engaged by it and Consultant shall be solely responsible for the acts of its agents and/or employees. Consultant warrants and represents that all persons hired or engaged by Consultant shall be subject to each and all of the terms, provisions and conditions of this Agreement applying to Consultant. Consultant shall have, as between the parties, the exclusive right to select, engage, and fix the compensation of or discharge its agents and/or employees and shall, with respect to all such persons, perform all obligations and discharge all liabilities imposed upon employers under labor, wage-hours, workers compensation, unemployment compensation or insurance, social security and other federal, state, and municipal laws and regulations. Consultant shall not list the offices of INSYNQ as Consultant's place of business.

  6.   Limitation of Authority.   Consultant's authority is strictly limited to
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the terms of this engagement as set forth in this agreement.  Except as expressly provided herein, Consultant shall have no right or power to enter into a contract or commitment on behalf of INSYNQ or to bind or obligate or to incur obligations or liabilities on behalf of INSYNQ in any manner unless such authority is expressly granted in a writing duly executed by and on behalf of INSYNQ. Without limiting the generality of the foregoing, neither party shall have any authority to employ or engage the services of any person on behalf of the other.

  7.   Compliance with Laws.   In performing its duties hereunder, Consultant
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and INSYNQ shall each shall comply with all applicable laws, ordinances, codes, regulations or orders as may be in effect in each jurisdiction in which services are performed, whether municipal, county, state or federal.

  8.   Confidentiality.   During the performance of services under this
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agreement, Consultant will receive information regarding INSYNQ's business, including, but not limited to, information about INSYNQ's products, processes, know-how, designs, customers, customer lists, business plans, marketing plans and strategies, strategic partners, price lists and pricing strategies, and other subject matter pertaining to the business of INSYNQ and its clients, licensees and affiliates. Consultant acknowledges that such information constitutes valuable trade secrets belonging to INSYNQ and Consultant agrees to keep all such information confidential, except as INSYNQ may otherwise consent in writing, and not to disclose, or make any use of such confidential information (other than for the benefit of INSYNQ) at any time either during or subsequent to Consultant's engagement under this agreement. Upon termination of this agreement, Consultant shall account for and surrender to INSYNQ all records, samples, displays, books, price lists, customer lists and all

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computer files, recording tapes, transcriptions, notebooks, or other media containing any information which is confidential and proprietary to INSYNQ, and all other property or things of value belonging to INSYNQ in Consultant's possession or under Consultant's control. The confidentiality provisions herein do not apply to information which Consultant can show by prior written documents
(i) was in the public domain or publicly known or available prior to the date of disclosure, (ii) becomes generally available to the public other than as a result of a disclosure by Consultant, or its employees, agents, advisors, representative, and affiliates, or (iii) becomes available to Consultant on a non-confidential basis from a source other than any party named in this Agreement, or their respective advisors, provided that such sources are not known by Consultant to be bound by a confidentiality agreement with or obligation of secrecy to any party with respect to such information.

  10.  Arbitration.   In the event that any disagreement or dispute arises
       -----------
between the parties hereto under any provision of this Agreement, such disagreement or dispute shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association. In the event the parties are unable to agree upon an arbitrator, each party shall select an arbitrator from the names of arbitrators in the Los Angeles area furnished by the American Arbitration Association for commercial arbitration. The arbitrators selected by each party shall then select a third arbitrator, who shall be the arbitrator of the dispute. A party may serve a document request calling for any document that would be discoverable in civil litigation. The party served with this request shall deliver the requested documents and any objections to the party making the request therefor within five (5) business days of service of the request. The arbitrator may resolve any disputes over the exchange of documents. Thereafter, each party may take no more than three
(3) depositions, each of which shall last no more than four hours. The arbitrator may resolve any dispute over the depositions as they would be resolved under the California Code of Civil Procedure. The arbitrator shall have the power to issue subpoenas for the attendance of witnesses and subpoenas duces tecum for the production of books, records, documents, and other evidence; to order depositions to be used as evidence; to enforce the rights, remedies, procedures, duties, liabilities, and obligations of discovery as if the arbitration were a civil action before a California superior court; to administer oaths to parties and witnesses; to enter and serve a written award within five business days after the arbitration hearing is concluded; and to correct the award on the grounds for correction stated in California Code of Civil Procedure sections 1286.6 (a) and (c) within ten (10) days after serving a signed copy of the award on the party asking for correction. The award rendered by the arbitrator shall be final and binding and judgment on the award may be entered in any court having jurisdiction thereof. If any party fails or refuses to appear or participate in the arbitration proceedings, the arbitrators may decide the dispute on the evidence presented in the proceedings by the other party or parties to the dispute. The arbitrators will have the power to award to any party or parties to the dispute any sums for costs, expenses, and attorneys' fees that the arbitrators deem proper. Any arbitration proceeding hereunder shall be held in the County of Los Angeles.

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     11.  Miscellaneous.
          -------------

          A.   No Assignment.  The services of Consultant under this agreement
               -------------
are unique and of unusual value to INSYNQ based on the personal skills and expertise possessed by Consultant and its key employees. Consultant shall not assign this agreement or its rights hereunder without the written consent of INSYNQ. INSYNQ shall not assign this agreement or its rights hereunder without the written consent of Consultant.

          B.   Governing Law.   The laws of the State of Washington applicable
               -------------
to contracts made and to be performed in the State of Washington shall govern in any dispute arising out of or under this appointment or any sales made by INSYNQ.

          C.   Hold Harmless.   Each party shall indemnify and hold the other
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harmless from and against any and all liability, loss, costs, expenses, including without limitation reasonable attorneys' fees and costs of suit, or damages however caused by reason of any injury (whether to body, property, or personal of business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of said party or any of its employees, agents or representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own act(s), omission, or negligence.

          D.   Notices. Any notices to be given pursuant to this agreement by
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either party shall be in writing and shall be deemed given as follows:

                     (a)  when personally delivered to the intended recipient;

                     (b) when sent by certified or registered mail, upon the date on which a return receipt was signed by the intended recipient;

                     (c) twenty-four (24) hours after deposit for next day delivery, properly addressed, postage and/or fees prepaid or charged to the sender's account, with the United States Postal Service Express Mail, Federal Express, United Parcel Service, DHL WorldWide Express, Airborne Express, or other equivalent carrier (unless said twenty-four hour period expires on a Sunday or legal holiday, in which case Notice shall be deemed given forty-eight
(48) hours after deposit with a carrier named above);

                     (d) when transmitted by electronic means, and such transmission is electronically confirmed by the intended recipient as having been received; or

                     (e) when transmitted or delivered by any of the means described in Section 12.D(a) through (d), and the party accepting or signing for said delivery or confirming receipt thereof at the home or office of the intended recipient is a party whom the sender has reason to believe will promptly communicate the notice to the recipient.

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     For purposes of mail or overnight delivery, a properly addressed notice shall be addressed as follows:

     To INSYNQ:
       John P. Gorst, Chief Executive Officer
       INSYNQ Management, Inc.


     To Consultant:
        Franklin Fisher
        5433 Westheimer, Suite 500
        Houston, Texas 77056

          E.  Waiver of Breach. The waiver by INSYNQ or Consultant of the breach
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of any provision of this agreement by the other party, or the failure to exercise any right granted under this agreement shall not operate or be construed as the waiver of any subsequent breach by the other party or the waiver of the right to exercise any such right in the future.

          F.  Entire Agreement. This agreement, together with any promotion
              ----------------
orders executed by the parties pursuant to this agreement, sets forth the entire understanding and agreement between the parties with respect to the services to be performed for INSYNQ by Consultant. No modification or amendment to any of the provisions of this agreement shall have any force or effect unless in writing and signed by both parties.

          G.  Binding Effect. Subject to the restriction upon assignment by
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Consultant contained in paragraph 12.A hereof, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

          H.  Titles. The headings or titles to the paragraphs of this
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appointment are intended for convenience only and shall have no effect upon the construction or interpretation of any part of this Agreement.

          I.  Attorneys' Fees. In the event that any arbitration shall be
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commenced by either party arising out of the interpretation or enforcement of this agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs of suit incurred therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day first above written.

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                         INSYNQ MANAGEMENT, INC.


                         By: /s/ John P. Gorst
                            ----------------------------------------
                             John P. Gorst, Chief Executive Officer



                         CONSULTANT

                         By: /s/ Franklin Fisher
                            ----------------------------------------
                             Franklin Fisher

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